UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

Form S-8

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REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASPEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	27-1933597
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

276 Fifth Avenue, Suite 505, New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

Aspen Group, Inc. 2012 Equity Incentive Plan Aspen Group, Inc. 2018 Equity Incentive Plan
(Full title of the plan)

Michael Mathews Chief Executive Officer 276 Fifth Avenue, Suite 505 New York, New York, 10001
(Name and address of agent for service)

(646) 448-5144
(Telephone number, including area code, of agent for service)

Copy to:

Michael Harris, Esq.

Nason, Yeager, Gerson, Harris & Fumero, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, Florida 33410

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)		Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock, par value $0.001 per share (the “Common Stock”)	1,154,077	(3)	$5.86	$6,762,891.22	$877.82
Common Stock	98,334	(4)	4.87	478,886.58	62.16
Common Stock	689,474	(5)	11.67	8,046,161.58	1,044.39
Common Stock	16,433	(6)	11.67	191,773.11	24.89
Common Stock	25,000	(7)	11.67	291,750.00	37.87
Total	1,983,318			$15,771,462.49	$2,047.14

———————

(1)

This Registration Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable under the Aspen Group, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) and the Aspen Group, Inc. 2018 Equity Incentive Plan (the “2018 Plan” and together with the 2012 Plan, the “Plans”) as a result of stock splits, stock dividends and other terms pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”).

(2)

Estimated in accordance with Rule 457(h) and (c) solely for the purpose of calculating the registration fee as follows: (i) with respect to the shares issuable upon exercise of stock options granted pursuant to the Plans and outstanding as of the date hereof, on the basis of the weighted-average exercise price of such stock options; and (ii) with respect to shares of restricted Common Stock and shares of Common Stock underlying restricted stock units (“RSUs”) issued under the 2012 Plan since July 24, 2017 and under the 2018 Plan that are being registered for reoffers and resales hereby, and the awards that have been authorized under the Plans but have not yet been issued, on the average of the high and low prices of the Common Stock as reported on The Nasdaq Global Market on September 17, 2020.

(3)	Consists of shares of Common Stock subject to outstanding stock options issued under the 2012 Plan since July 24, 2017.

(4)	Consists of shares of Common Stock subject to outstanding stock options under the 2018 Plan.

(5)

Consists of shares of restricted Common Stock and shares of Common Stock underlying RSUs issued under the 2012 Plan since July 24, 2017 and under the 2018 Plan, that are being registered for reoffers and resales hereby.

(6)	Consists of shares of Common Stock available for future grants under the Plans as of the date of this Registration Statement.

(7)	Consists of shares of Common Stock acquired by a director pursuant to a consulting agreement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act, to register a total of 1,268,844 shares of Common Stock of Aspen Group, Inc. (the “Company” or the “Registrant”), which consists of (i) 114,518 shares of Common Stock issuable under the 2018 Plan, and (ii) an additional 1,154,326 shares of Common Stock issuable under the 2012 Plan. The Company previously registered 2,108,333 shares of Common Stock issuable under the 2012 Plan (after giving effect to the one-for-12 reverse stock split effective January 10, 2017) pursuant to a registration statement on Form S-8 (File No. 333-215075), filed with the Commission on December 13, 2016, as amended by post-effective amendment No. 1 thereto filed on November 21, 2018 (the “Prior Form S-8”). Solely with respect to the additional shares of Common Stock issuable under the 2012 Plan being registered hereby, the Company hereby incorporates by reference, pursuant to General Instruction E of Form S-8, the contents of the Prior Form S-8, except, in each case, for Items 3, 5, 6 and 8 of Part II which are being updated by this Registration Statement.

This Registration Statement also includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by the Company’s directors and executive officers (which we refer to as the “Selling Shareholders”), as described under the section entitled “Selling Shareholders” therein, in connection with reoffers and resales on a continuous or delayed basis of a total of 2,555,911 shares of Common Stock, including (i) 32,803 shares previously acquired by the Selling Shareholders pursuant to awards granted under the Plans and not covered by the Prior Form S-8, (ii) 648,043 shares underlying outstanding RSUs granted under the Plans and not covered by the Prior Form S-8, (iii) 564,779 shares previously acquired by the Selling Shareholders upon exercise of stock options granted under the 2012 Plan and covered by the Prior Form S-8, (iv) 8,628 shares previously acquired by the Selling Shareholders upon exercise of stock options granted under the 2018 Plan and not covered by the Prior Form S-8, (v) 25,000 shares previously acquired by a Selling Shareholder under a consulting agreement and not covered by the Prior Form S-8, and (vi) 1,276,658 shares that may be acquired by the Selling Shareholders pursuant to outstanding stock options granted under the Plans and covered either by this Registration Statement or the Prior Form S-8. The Selling Shareholders are considered affiliates of the Company, as defined in Rule 405 under the Securities Act, and may be selling shares of Common Stock that constitute “restricted securities” or “control securities” within the meaning of General Instruction C to Form S-8. The reoffer prospectus updates and supplements the information contained in the reoffer prospectus previously filed with the Commission by post-effective amendment on November 21, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    PLAN INFORMATION

This prospectus relates to a total of 1,268,844 shares of Common Stock consisting of (i) 114,518 shares of Common Stock issuable to employees, consultants, officers, and directors of Aspen Group, Inc. and its subsidiaries under the 2018 Plan, and (ii) an additional 1,154,326 shares of Common Stock issuable to employees, consultants, officers, and directors of Aspen Group, Inc. and its subsidiaries under the 2012 Plan.

We will send or give the documents containing the information specified in Part I of Form S-8 to employees as specified by the Commission pursuant to Rule 428(b)(1) under the Securities Act.

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

We will furnish without charge to each person to whom the prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Aspen Group, Inc., 276 Fifth Avenue, Suite 505, New York, New York 10001, Attention: Corporate Secretary or (646) 448-5144.

REOFFER PROSPECTUS

ASPEN GROUP, INC.

2,555,911 Shares of Common Stock

This prospectus relates to the reoffer and resale of up to 2,555,911 shares of common stock, par value $0.001 per share (the “Common Stock”) of Aspen Group, Inc. (the “Company”) that may be reoffered or resold, from time to time, by certain selling shareholders (the “Selling Shareholders”) described in this reoffer prospectus, including the shares of Common Stock that have been acquired or may hereafter be acquired by the Company’s directors and executive officers deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Aspen Group, Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”) or Aspen Group, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan” and together with the 2012 Plan, the “Plans”). The names of the Selling Shareholders and the amount of shares of Common Stock available to be resold are set forth below under the caption “Selling Shareholders” to the extent we presently have such information. Additionally, other affiliate selling shareholders may elect to sell shares under this reoffer prospectus as they receive them from time to time in the future in which case, as their names and amounts of shares to be reoffered become known, we will supplement this reoffer prospectus with that information. See “Selling Shareholders” beginning on page 3.

The Selling Shareholders may sell the shares of Common Stock, from time to time, as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on The Nasdaq Global Market (or such other available market), at prices different than prevailing market prices or at privately negotiated prices. The Selling Shareholders may sell the shares of Common Stock directly, or may sell them through brokers or dealers.

We will not receive any of the proceeds from the sale of these shares of Common Stock by the Selling Shareholders. We have agreed to pay all expenses relating to the registration of these shares of Common Stock. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

Our Common Stock is traded on The Nasdaq Global Market under the symbol “ASPU.” On September 18, 2020, the last reported sales price of our Common Stock on The Nasdaq Global Market was $11.90 per share.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is September 21, 2020.

You should rely only on information contained in this reoffer prospectus. We have not authorized anyone to provide you with information that is different from that contained in this reoffer prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this reoffer prospectus is accurate only as of the date of this reoffer prospectus, regardless of the time of delivery of this reoffer prospectus or of any sale of our common stock. We are responsible for updating this reoffer prospectus to ensure that all material information is included and will update this reoffer prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus. It may not contain all of the information that is important to you. You should carefully read the entire reoffer prospectus and the documents incorporated by reference in this reoffer prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this reoffer prospectus and any reoffer prospectus supplement hereto references to “AGI” “we,” “us,” and “our” refer to Aspen Group, Inc. and its consolidated subsidiaries.

Our Company

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again. AGI has five subsidiaries, Aspen University Inc. (“Aspen University”), Aspen Nursing of Arizona, Inc. (“ANAI”), Aspen Nursing of Florida, Inc. (“ANFI”), Aspen Nursing of Texas, Inc. (“ANTI”), and United States University, Inc. (“United States University” or “USU”). ANAI, ANFI and ANTI are subsidiaries of Aspen University.

Because we believe higher education should be a catalyst to our students’ long-term economic success, we exert financial prudence by offering affordable tuition that is one of the greatest values in higher education. AGI’s primary focus relative to future growth is to target the high growth nursing profession. As of July 31, 2020, 10,422 of 12,128 or 86% of all students across both universities are degree-seeking nursing students.

The Company currently is focused on the Aspen University Pre-Licensure Bachelor of Science in Nursing (BSN) program and the USU Master of Science in Nursing-Family Nurse Practitioner (MSN-FNP), the two licensure degree programs which have the highest lifetime values. Set forth below is the description of these two key licensure degree programs.

Pre-Licensure Bachelor of Science in Nursing (BSN)

Aspen University offers a Pre-Licensure Bachelor of Science in Nursing degree program (the “Pre-Licensure BSN Program”). This innovative hybrid (online/on-campus) program allows most of the credits to be completed online (83 of 120 credits or 69%), with pricing offered at current low tuition rates of $150/credit hour for online general education courses $325/credit hour for online core nursing courses, and $495 for core clinical courses. For students with no prior college credits, the total cost of attendance is less than $50,000. The Pre-Licensure BSN program is currently offered at our two Phoenix, Arizona campuses.

In addition, following the receipt of the necessary regulatory approvals, marketing has begun in the Tampa, Florida and Austin, Texas metropolitan areas. Aspen University expects to begin its first core nursing (Years 2-3) semester in Tampa on December 8, 2020 in campus space formerly occupied by the University of Phoenix. The first core nursing (Years 2-3) semester in Austin is expected to begin on September 29, 2020. Aspen University will share the campus with NAU until January 2021 when NAU will have completed the teach-out of their remaining 12 nursing students.

USU Master of Science in Nursing-Family Nurse Practitioner (MSN-FNP)

USU offers a number of nursing degree programs and other degree programs in health sciences, business and technology and education. MSN-FNP which is designed for BSN-prepared registered nurses who are seeking a Nurse Practitioner license is USU’s primary enrollment program. The MSN-FNP is an online-hybrid 50-credit degree program with 100% of the curriculum online, including the curricular component to complete 540 clinical and 32 lab hours. The clinical program has been offered in San Diego, California. Aspen University expects to expand the program using its Pre-Licensure BSN campuses for weekend immersions.

Accreditation

Since 1993, Aspen University has been nationally accredited by the Distance Education Accrediting Commission (“DEAC”), a national accrediting agency recognized by the United States Department of Education (“DOE”) and the Council for Higher Education Accreditation (“CHEA”). On February 25, 2019, the DEAC informed Aspen University that it had renewed its accreditation for five years to January 2024.

Since 2009, USU has been regionally accredited by WASC Senior College and University Commission (“WSCUC”), a regional accrediting agency recognized by the DOE and the CHEA. Its current accreditation period extends through 2022. Both of our nursing programs are accredited by the Commission of Collegiate Nursing Education.

As a result of their accreditations, both universities are qualified to participate under the Higher Education Act of 1965 and the Federal student financial assistance programs (Title IV, HEA programs).

Corporate Information

Our principal executive offices are located at 276 Fifth Avenue, Suite 505, New York, New York 10001 and our telephone number is (646) 448-5144. Our corporate website address is www.aspu.com. The information on our website is not incorporated into this reoffer prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements regarding our campus expansion, future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this reoffer prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and that are disclosed in the documents incorporated herein by reference.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our Common Stock discussed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 30, 2020, which risk factors are incorporated herein by reference in their entirety. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations or our financial condition. If any of the risk factors occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In such case, the value and marketability of the Common Stock could decline.

USE OF PROCEEDS

This reoffer prospectus relates to shares of Common Stock being offered and sold for the account of the Selling Shareholders. We will not receive any proceeds from the sale of the Common Stock offered and sold pursuant to this reoffer prospectus. We will, however, receive the exercise price of the options at the time of their exercise. Such proceeds will be contributed to working capital and will be used for general corporate purposes.

We have agreed to pay all expenses relating to the registration of Common Stock to be offered and sold pursuant to this reoffer prospectus. The Selling Shareholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of Common Stock.

SELLING SHAREHOLDERS

This reoffer prospectus relates to the reoffer and resale by the Selling Shareholders listed below of shares of Common Stock which have been acquired or may be acquired by the Selling Shareholders who are deemed “affiliates” of the Company pursuant to the Plans.

The following table sets forth as of September 18, 2020 with respect to the Selling Shareholders:

(a)

the name of each Selling Shareholder;

(b)

the number of shares of Common Stock beneficially owned by each Selling Shareholder;

(c)

the maximum number of shares of Common Stock that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus; and

(d)

the number of shares of Common Stock and the percentage of Common Stock that would be beneficially owned by each Selling Shareholder assuming the sale of all shares offered hereby.

We may amend or supplement this reoffer prospectus form time to time in the future to update the information concerning the identities of the Selling Shareholders, the number of shares that may be sold by each such Selling Shareholder and information about the shares beneficially owned by such Selling Shareholders.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Shares of Common Stock Offered Pursuant to this Reoffer Prospectus (2)	Shares of Common Stock Beneficially Owned After the Offering	Percentage of Shares of Common Stock Beneficially Owned After the Offering (1)
Officers and Directors
Michael Mathews (3)	1,050,500	716,097	510,656	2.09%
Frank J. Cotroneo (4)	35,774	236,202	—	—
Cheri St. Arnauld (5)	257,816	392,212	—	—
Gerard Wendolowski (6)	402,368	543,135	—	—
Anne McNamara (7)	18,063	126,320	—	—
Robert Alessi (8)	3,788	60,455	—	—
Norman D. Dicks (9)	57,353	64,020	—	—
C. James Jensen (10)	203,497	130,582	93,291	*
Andrew Kaplan (11)	171,958	166,573	5,385	*
Sanford Rich (12)	122,503	120,315	2,188	*

*

Represents less than 1% of the number of shares of Common Stock outstanding.

(1)

Applicable percentages are based on 24,398,619 shares of Common Stock outstanding as of September 18, 2020, adjusted as required by rules of the Commission. Beneficial ownership is determined under the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock underlying options and warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by them. The table includes only vested options, or options will vest and become exercisable within 60 days.

(2)

Includes shares of Common Stock underlying unvested RSUs and shares of Common Stock issuable upon exercise of outstanding stock options that vest more than 60 days from September 18, 2020.

(3)

Mr. Mathews is our Chairman and Chief Executive Officer.

(4)

Mr. Cotroneo is our Chief Financial Officer.

(5)

Dr. St. Arnauld is our Chief Academic Officer.

(6)

Mr. Wendolowski is our Chief Operating Officer.

(7)

Dr. Anne McNamara is our Chief Nursing Officer.

(8)

Mr. Alessi is our Chief Accounting Officer.

(9)

Mr. Dicks is a director.

(10)

Mr. Jensen is a director.

(11)

Mr. Kaplan is a director.

(12)

Mr. Rich is a director.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this reoffer prospectus are being registered for the account of the Selling Shareholders.

The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on The Nasdaq Global Market or any other stock exchange on which the Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a Selling Shareholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of Common Stock to be reoffered and resold pursuant to this reoffer prospectus. Any commissions or other fees payable to brokers or dealers in connection with any sale of the shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. There is no assurance that the Selling Shareholders will sell all or a portion of the Common Stock offered hereby.

The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

The Selling Shareholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the shares of our Common Stock offered hereby, will be passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. One of the firm’s employees beneficially owns approximately 37,796 shares of our Common Stock.

EXPERTS

The consolidated financial statements as of April 30, 2020 and 2019 incorporated by reference in this reoffer prospectus have been audited by Salberg & Company, P.A., an independent registered public accounting firm, as set forth in their reports thereon, and are incorporated by reference in this reoffer prospectus in reliance on such reports given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Commission. You can review our electronically filed reports, proxy and information statements on the Commission’s web site at http://www.sec.gov/ or on our website at https://www.aspu.com/all-sec-filings. Information included on our web site is not part of this reoffer prospectus.

We have filed with the Commission a registration statement on Form S-8, as amended, under the Securities Act, with respect to the shares of Common Stock offered by the Selling Shareholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the reoffer prospectus in accordance with the rules and regulations of the Commission. For further information with respect to us and the Common Stock offered by this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” into this reoffer prospectus information that we file with the Commission in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference is considered part of this reoffer prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the Commission:

(a)

Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed on July 7, 2020, as amended;

(b)

Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020;

(c)

Current Reports on Form 8-K filed on June 9, 2020, August 31, 2020 and September 18, 2020; and

(d)

The description of our Common Stock in our registration statement on Form 8-A filed on July 31, 2017, as updated by any amendments and reports filed for the purpose of updating such description.

In addition, all other documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 (except in each case the information contained in such documents to the extent “furnished” and not “filed”) on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the Commission in accordance with the rules of the Commission shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

The Company will provide a copy of any document incorporated by reference in this reoffer prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, upon written or oral request. You may request this information by writing or calling us at the following address or phone number:

276 Fifth Avenue, Suite 505

New York, New York 10001

Attention: Corporate Secretary

(646) 448-5144

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed below are incorporated by reference in the registration statement:

(a)

Annual Report on Form 10-K for the fiscal year ended April 30, 2020, filed on July 7, 2020, as amended;

(b)

Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2020;

(c)

Current Reports on Form 8-K filed on June 9, 2020, August 31, 2020 and September 18, 2020;

(d)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to above;

(e)

The description of our Common Stock in our registration statement on Form 8-A filed on July 31, 2017, as updated by any amendments and reports filed for the purpose of updating such description; and

(f)

All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the shares of Common Stock being registered hereby has been passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida. A shareholder of this firm beneficially owns 37,796 shares of our Common Stock.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under Section 145(a) and (b) of the DGCL (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. We have entered into Indemnification Agreements with each director and executive officer.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 11 of the Company’s Certificate of Incorporation provides that directors and officers of the Company, and any persons serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified to the fullest extent permitted by the DGCL. However, no indemnification shall be available, whether pursuant to our Certificate of Incorporation or otherwise, arising from any lawsuit or proceeding in which we assert a direct claim, as opposed to a shareholders’ derivative action, against any directors and officers.

The Company carries directors’ and officers’ liability insurance designed to insure its officers and directors and those of its subsidiaries against certain liabilities that they may incur in the performance of their duties, and also providing for reimbursement in certain cases to the Company and its subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our Certificate of Incorporation further provides that none of the Company’s directors shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

For any breach of the director’s duty of loyalty;

•

For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

Under Section 174 of the DGCL for the unlawful payment of dividends; or

•

For any transaction from which the director derives an improper personal benefit.

These provisions eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

The shares of restricted Common Stock previously issued under the Plans and the shares of Common Stock underlying the unvested RSUs previously issued under the Plans, being registered for reoffer and resale hereby, have been issued without registration in reliance on the exemption from registration provided for in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

ITEM 8.    EXHIBITS.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
4.1	Certificate of Incorporation, as amended	10-K	7/9/2019	3.1
4.2	Bylaws, as amended	10-Q	3/15/2018	3.2
5.1	Legal Opinion of Nason, Yeager, Gerson, Harris & Fumero, P.A.				Filed
10.1	2012 Equity Incentive Plan, as amended				Filed
10.2	2018 Equity Incentive Plan, as amended				Filed
23.1	Consent of Nason, Yeager, Gerson, Harris & Fumero, P.A. (included in Exhibit 5.1)				Filed
23.2	Consent of Salberg & Company, P.A				Filed

ITEM 9.    UNDERTAKINGS.

(a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 21, 2020.

ASPEN GROUP, INC.

By:	/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Michael Mathews	Chief Executive Officer (Principal Executive Officer), Director	September 21, 2020
Michael Mathews

/s/ Frank Cotroneo	Chief Financial Officer (Principal Financial Officer), Director	September 21, 2020
Frank Cotroneo

/s/ Robert Alessi	Chief Accounting Officer (Principal Accounting Officer)	September 21, 2020
Robert Alessi

/s/ Norman D. Dicks	Director	September 21, 2020
Norman D. Dicks

/s/ C. James Jensen	Director	September 21, 2020
C. James Jensen

Director
Andrew Kaplan

Director
Douglas Kass

Director
Michael Koehneman

/s/ Sanford Rich	Director	September 21, 2020
Sanford Rich